EXHIBIT 5.1

OPINION RE LEGALITY

December 9, 2015

JetPay Corporation 1175 Lancaster Avenue Suite 200 Berwyn, PA 19312

Re:          REGISTRATION STATEMENT ON FORM S-8

We have acted as counsel to JetPay Corporation, a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the Company’s issuance of 2,000,000 shares of its common stock, par value $0.001 per share, issuable under the JetPay Corporation 2013 Stock Incentive Plan, as amended (the “Incentive Plan”), and the Company’s issuance of up to 300,000 shares of its common stock issuable under the JetPay Corporation Employee Stock Purchase Plan (the “ESPP” and, together with the Incentive Plan, the “Plans”) (the “Shares”).

This opinion is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the Shares.

As your counsel, we have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties to all documents.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Plans, assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non-assessable.

We are members of the Bar of the Commonwealth of Pennsylvania and the foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DECHERT LLP

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